UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (d)
     On January 24, 2008, the Board of Directors of the Company adopted a resolution setting the number of members of the Board of Directors at seven, as indicated under Item 5.03 below. Effective as of such date, pursuant to Section 2 of Article II of the Amended and Restated Bylaws of the Company, the Board of Directors has elected David H. Courtney to its Board of Directors to fill the vacancy created by the expansion of the size of the Board. Mr. Courtney will be a Class III director with a term expiring at the Annual Meeting of Stockholders to be held in 2010. Mr. Courtney will also serve as a member of the Audit Committee and the newly formed Strategy Committee described below.
     Mr. Courtney, 48, has served as President, Chief Operating Officer and Chief Financial Officer of Adify, Inc. since September 2007. Prior to joining Adify, Mr. Courtney served in senior management positions at TIVO, Inc. from 1999 to 2006, most recently as Group Executive, Corporate Products & Services, Chief Financial Officer and a member of the Board of Directors from 2005-2006, Executive Vice President Worldwide Operations and Administration, Chief Financial Officer and a member of the Board of Directors from 2001-2005, Senior Vice President, Finance and Administration and Chief Financial Officer from 2000-2001, and Vice President and Chief Financial Officer from 1999 to 2000. Prior to his tenure at TIVO, Mr. Courtney was a Managing Director, Investment Banking at J.P. Morgan & Co., and before that, a Vice President, Investment Banking High Technology Group at Goldman Sachs & Co. Mr. Courtney holds an A.B. degree in Economics from Dartmouth College and an M.B.A. from Stanford University.
     As a member of the Board of Directors, Mr. Courtney will receive $35,000 per year as an annual retainer, as well as an annual retainer of $10,000 for his service on the Audit Committee, an annual retainer of $6,000 for his service on the Strategy Committee and reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings.
     The Board has granted to Mr. Courtney an option to purchase 25,000 shares of common stock at a price of $5.40 per share, the closing sale price of our common stock reported on the Nasdaq Global Select Market on January 24, 2008, the date of grant. This option was granted under our 2006 Equity Incentive Plan, has a term of ten years and becomes exercisable in three annual installments, subject to Mr. Courtney’s continued Board service.
     A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1.
     In addition, at its meeting on January 24, 2008, the Board of Directors established a Strategy Committee of the Board, formed to work closely with executive management and other key employees in order to provide oversight of the Company’s strategic planning process and of the Company’s implementation of its strategic decisions, assure the Board of Directors is regularly informed about the Company’s key strategic plans and that the Board of Directors provides feedback and guidance to executive management, and review the resources available to management including business plans and financial, operational and human resources required to implement the agreed upon strategy.
     Mr. David Courtney, Mr. Hans Geyer and Ms. Sylvia Summers were appointed as initial members of the Strategy Committee, with Mr. Geyer elected chairperson of the Strategy Committee. The Compensation Committee approved fees payable to members for their service on the Strategy Committee of $12,000 per annum to the chairman and $6,000 per annum to each non-employee member of the Committee. The Board of Directors also approved changes in composition of the Audit Committee and Nominating and Corporate Governance Committee of the Board, appointing Mr. Ray Ostby, Mr. David Courtney and Mr. Hans Geyer as members of the Audit Committee and Mr. Millard Phelps, Mr. Brian Bachman and Mr. Glen Antle as members of the Nominating and Corporate Governance Committee, effective as of January 24, 2008.
     (e)

     On January 23, 2008, the Compensation Committee of the Board of Directors approved the principal terms of a change in control severance plan that will provide executive officers and key employees designated by the Compensation Committee with the specified compensation and benefits if, within a “Change in Control Period,” the participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason.” The Board of Directors has directed management to prepare the necessary documentation establishing the change in control severance plan, consistent with the following terms. The Change in Control Period is the period beginning upon a change in control and ending 18 months following the change in control. Upon termination within the Change in Control Period, the chief executive officer would be entitled to a lump sum payment of 24 months of base salary, with other executive officers being entitled to payment of 12 months of base salary. Base salary for this purpose is determined at the greater of (i) the monthly rate in effect immediately prior to termination of employment or (ii) the monthly rate in effect immediately prior to the change in control. In addition, the chief executive officer would be entitled to payment of 200% of his or her annual bonus, with other executive officers entitled to 100% of their respective annual bonus, determined for this purpose as the aggregate of all annual incentive bonuses that would be earned by the participant for the fiscal year of termination of employment, determined as if 100% of all applicable performance goals were achieved. Medical and dental and life insurance coverage would be continued for the employee and covered dependents for the same benefit periods as the base salary is paid, at the same premium cost to the participant and at the same coverage levels as in effect prior to termination of employment, except to the extent of any change in premium costs or coverage levels applicable to all employees holding positions comparable to the participant’s position immediately prior to the change in control.
     If, as a result of the change in control, the buyer agrees to assume or continue the Company’s outstanding service-based vesting equity awards (converting them into awards for the buyer’s stock or other acquisition consideration) or to issue replacement awards for the buyer’s stock, vesting would not accelerate at the time of the change in control. Any service-based vesting equity awards that the buyer will not agree to assume, continue or replace in connection with the change in control will vest in full immediately prior to the change in control so that they may be exercised or settled upon the change in control. The vesting of any service-based vesting equity award that is assumed, continued or replaced by the buyer will be accelerated in full if the participant is terminated other than for “Cause” or resigns for “Good Reason” within the Change in Control Period. The vesting of all Company equity awards of any kind under which vesting is based upon the achievement of performance goals (such as attainment of a target stock price or achievement of a company financial goal) will be accelerated in full (assuming the 100% of the target level of performance has been achieved) immediately prior to the change in control, so that they may be exercised or settled upon the change in control.
     Payment of severance benefits under the plan will be subject to the participant’s execution of a general release of claims against the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective January 24, 2008, the Board of Directors of the Company set the exact number of Directors of the Company at seven, pursuant to Section 1 of Article II of the Amended and Restated Bylaws of the Company.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated January 28, 2008, announcing the appointment of David Courtney as a member of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008
TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release dated January 28, 2008, announcing the appointment of David Courtney as a member of the Board of Directors.